EXHIBIT 10(A)(2)

SERVOTRONICS, INC. AND SUBSIDIARIES


July 3, 2003

Dr. Nicholas D. Trbovich
1110 Maple Street
Elma, NY 14059

Dear Dr. Trbovich:

You and Servotronics, Inc. (the "Company") are parties to an employment agreement, as amended and restated on August 8, 1986 and as subsequently amended as of October 1, 1986, October 1, 1987, July 20, 1988, October 1, 1988, October 1, 1989, May 1, 1990, May 1, 1991, May 1, 1992, May 1, 1993, March 28, 1994, May
1, 1994,  May 1, 1995,  May 1, 1996,  May 1, 1997,  March 9, 1998,  May 1, 1998,
October 6, 1998,  April 28, 1999, May 1, 1999, May 1, 2000, May 1, 2001, July 3,
2001, May 1, 2002, July 3, 2002 and May 1, 2003 (the "Agreement"), pursuant to which you are employed by the Company.

This will confirm your agreement and that of the Company (pursuant to a resolution of the Board of Directors passed at a meeting held on July 3, 2003) to amend Paragraph 1 of the Agreement to delete "September 30, 2007" and insert in its place "September 30, 2008".

Except as specifically provided herein, all of the other terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing meets with your approval and you are willing to become bound hereby, will you please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,


SERVOTRONICS, INC.


/S/ Lee D. Burns
----------------------------

Lee D. Burns,
Treasurer/Secretary


ACCEPTED AND AGREED


/S/ Dr. Nicholas D. Trbovich
----------------------------
Dr. Nicholas D. Trbovich